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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 of the Registration Statement (Form S-3 No. 333-63748) and related Prospectus pertaining to Salix Pharmaceuticals, Ltd. for the registration of 1,960,000 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 2001 with respect to the consolidated financial statements of Salix Pharmaceuticals, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Raleigh, North Carolina

August 14, 2001